SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2006

Arrhythmia Research Technology, Inc.

(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway,

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 3, 2006, The Company issued a press release announcing its financial results for the 3rd quarter ended September 30, 2006. The press release is attached as Exhibit 99.1 to this report.

The information set forth in the above Item 2.02 and the attached Exhibit 99.1 is furnished to, but shall not be deemed “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
99.1	Press Release dated November 3, 2006 announcing its financial results for the 3rd quarter ended September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 7th day of November 2006.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated November 3, 2006 announcing its financial results for the 3rd quarter ended September 30, 2006.

Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: David Garrison

Website: http://www.arthrt.com          (978)345-5000 November 3, 2006

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

ANNOUNCES RESULTS FOR THIRD QUARTER 2006

Fitchburg, MA

Arrhythmia Research Technology, Inc. (the “Company”) (AMEX: HRT) and its wholly owned subsidiary, Micron Products, Inc. (“Micron”) reported total revenue of $4,413,000 and net income of $510,000 for the quarter ended September 30, 2006 compared to total revenue of $3,339,000 and net income of $263,000 for the same quarter of 2005. Basic net income per share for the three months ended September 30, 2006 increased to $0.19 per share from $0.10 per share for the same period in 2005.

Total revenue increased by 32% in the quarter ending September 30, 2006 as compared to the same period in 2005. Net income increased by 94% and earnings per share increased by 90% for the quarter ending September 30, 2006 over the same period in 2005. Revenues for the quarter increased over the same period in the prior year for the 14th consecutive quarter.

For the nine months ended September 30, 2006, total revenue of $13,338,000 and net income of $1,608,000 was achieved as compared to total revenue of $9,871,000 and net income of $1,137,000 for the same period in 2005. Basic net income per share for the nine months ended September 30, 2006 was $0.60 as compared to $0.43 for the same period in 2005.

James E. Rouse, the Company’s President and CEO commented, “We are very proud to have achieved our 14th consecutive increase in quarterly revenues as compared with the same period in the prior year. Net income and earnings per share continue to grow especially in the New England Molders (“NEM”) and the Micron Integrated Technology (“MIT”) divisions. The MIT division had tremendous growth through the third quarter, and is now the fastest growing segment of our business. The high volume of tooling deposits for the NEM division near the end of the third quarter positions this division for continued growth including multiple programs for the newly installed Class 100,000 clean room. Despite cost pressure as a result of material and energy price increases we expect continued growth in revenue and net income in all segments of our business going forward.”

The Company, through its wholly owned subsidiary Micron Products Inc., produces silver plated and non-silver plated conductive resin sensors and distributes metal snaps used in the manufacturer of disposable ECG, EEG, EMS and TENS electrodes. Micron’s NEM division manufactures custom injection molded products for medical, electronic, industrial and consumer applications. Micron’s MIT division provides end-to-end product life cycle management through a comprehensive portfolio of value-added services such as design, engineering, prototyping, manufacturing, machining, assembly and packaging. The Company’s products also include proprietary signal-averaging electrocardiography (SAECG) software used in the detection of patients who may be at risk for potentially lethal arrhythmias.

Exhibit 99.1

For more information please visit our websites:

http://www.arthrt.com	http://www.micronproducts.com
http://www.newenglandmolders.com	http://www.micronintegrated.com

Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include: interruptions or cancellation of existing contracts, impact of competitive products and pricing, product demand and market acceptance, risks, the presence of competitors with greater financial resources than the Company, product development and commercialization risks, changing economic conditions in developing countries, and an inability to arrange additional debt or equity financing. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2005.